INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.'s
33-58912, 33-76036, 33-99096, 333-35122 and 333-81916 of Home Federal Bancorp on
Form S-8 of our reports dated February 22, 2005, relating to financial statements of Home Federal Bancorp, and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on
Form 10-K of Home Federal Bancorp for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
February 28, 2005